EXHIBIT 21

                              LIST OF SUBSIDIARIES


NAME                                                        JURISDICTION

Inter Parfums Holdings, S.A.                                France
Inter Parfums, S.A.                                         France
Inter Parfums Grand Public, S.A                             France
Inter Parfums Trademark, S.A                                France
Jean Philippe Fragrances, LLC(1)                            New York
Inter Parfums USA, LLC(1)                                   New York
Jean Philippe Fragrances do Brasil, Ltda.(1)                Brazil


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(1)   A limited liability company.